Exhibit 99.1

News Release

Inquiries: Jeanne Leonard, Liberty Property Trust, 610.648.1704

Liberty Property Trust Announces Third Quarter Results

Third quarter highlights include:

•                  Net income available to common shareholders $0.37 per diluted share

•                  Funds from Operations $0.66 per diluted share

•                  Same store operating income increased by 2.6%

•                  Same store operating income for the industrial distribution portfolio increased by 3.1%

•                  Industrial distribution rents increased 12.4%

•                  $400 million of 10-year, 3.25% unsecured notes issued, proceeds used in part to prepay $300 million of 10-year unsecured notes with an interest rate of 5.5%

Subsequent events:

•                  As previously announced, Liberty completed the sale of 7.6 million square feet of suburban properties for $969 million.

•                  Announced forthcoming redemption of our 2017 and 2018 unsecured notes totaling $397 million

Earnings Guidance:

•                  Liberty revised Funds from Operations Guidance range for 2016 to be $2.36 - $2.38 per diluted share, which includes a charge of $0.18 per diluted share relating to the early extinguishment of debt

Malvern, PA, October 25, 2016 — Liberty Property Trust (NYSE: LPT) announced today that net income available to common shareholders for the third quarter of 2016 was $54.3 million, or $0.37 per diluted share, compared to $91.3 million, or $0.61 per diluted share, for the third quarter of 2015. Net income available to common shareholders for the 2016 third quarter reflects a $3.5 million ($0.02 per share) debt extinguishment charge and a $3.3 million ($0.02 per share) land sale gain, which are discussed further below.

For the nine months ended September 30, 2016, net income available to common shareholders was $161.4 million, or $1.10 per diluted share, compared to $157.8 million, or $1.06 per diluted share, for the first nine months of 2015.

Funds from Operations

The company uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of Funds from Operations (“FFO”) as an operating measure of the company’s financial performance.  A reconciliation of FFO to GAAP net income is included in the financial data tables accompanying this press release.

FFO available to common shareholders for the third quarter of 2016 was $99.6 million, or $0.66 per diluted share, compared to $102.1 million, or $0.67 per diluted share, for the third quarter of 2015.  FFO for the third quarter of 2016 reflects a $3.5 million loss ($0.02 per share) due to the early extinguishment of debt and a gain related to the sale by a joint venture of a land leasehold interest in Cambridge, United Kingdom, Liberty’s share of which was $3.3 million ($0.02 per share). These items largely offset each other.

FFO available to common shareholders for the nine months ended September 30, 2016 was $294.8 million, or $1.96 per diluted share, compared to $311.7 million, or $2.04 per diluted share, for the first nine months of 2015.

“Liberty continues to benefit from the excellent balance of significant demand plus measured supply,” said Bill Hankowsky, chairman and chief executive officer. “During the quarter, our high quality distribution portfolio achieved outstanding occupancy and recorded another quarter of double-digit rent growth. This market dynamic, together with the recent completion of our strategic repositioning and activity that significantly lowered our cost of capital, positions us well for future growth.”

Portfolio Performance

Occupancy: At September 30, 2016, Liberty’s in-service portfolio of 104 million square feet was 95.5% occupied, compared to 94.3% at the end of the second quarter of 2016. During the quarter, Liberty completed leasing transactions totaling 9.1 million square feet of space. Liberty’s 83 million square foot industrial distribution portfolio was 97.0% leased, compared to 95.7% at the end of the second quarter.

Same Store Performance: Property level operating income for same store properties increased by 2.9% on a cash basis and by 2.6% on a straight line basis for the third quarter of 2016 compared to the same quarter in 2015.  For the nine months ended September 30, 2016, property level operating income for same store properties increased by 3.0% on a cash basis and by 2.4% on a straight line basis, compared to the same period in 2015.

Real Estate Development Activity

Development Deliveries: In the third quarter, Liberty brought into service two development properties for a total investment of $71.4 million. The properties contain 801,000 square feet of leasable space and were 100% leased as of the end of the quarter. The yield on these properties at September 30, 2016 was 8.1%.

A joint venture in which Liberty holds a 25% interest brought into service one development property for a total investment of $44.0 million. The property contains 614,000 square feet and was 100% leased at September 30, 2016 at a current yield of 8.3%.

Development Starts: In the third quarter, Liberty began development of two distribution properties totaling 398,000 square feet of leasable space at a projected investment of $39.6 million. The properties consist of:

•                  1200 Claybrick Road, Landover, MD, 216,000 square feet

•                  1075 King George Post Road, Edison, NJ, 182,000 square feet

Real Estate Disposition Activity

During the third quarter Liberty sold a vacant, 80,000 square foot industrial building in a non-core market for $4.4 million. In addition, a joint venture in which the company holds a 25% interest sold nine properties containing 593,000 square feet of leasable space and six acres of land for $106.7 million. These properties were 67.1% leased at the time of sale. In addition, a joint venture in which Liberty holds a 25% interest sold four operating properties containing 636,000 square feet of leasable space for $32.5 million. These properties were 95.0% leased at the time of sale.

Subsequent to the end of the quarter, Liberty completed the sale of a portfolio of non-core suburban properties, consisting of 108 buildings totaling approximately 7.6 million square feet of leasable space in five markets and approximately 26.7 acres of land in two markets for $969 million.  These properties were 88.1% leased at closing.

Balance Sheet and Capital Activity

The Company issued $400 million of ten-year 3.25% Senior Unsecured Notes and prepaid in full its $300 million of ten-year 5.5% Senior Unsecured Notes due December 2016. Subsequent to quarter end, Liberty also fully paid down its line of credit balance, which had been at $420 million at quarter end and announced the redemption in full of $296.5 million of 6.625% Senior Unsecured Notes due October 2017 and $100.0 million of 7.5% Medium Term Notes due January 2018. In addition to the debt extinguishment charge discussed above, the Company also expects to incur a $0.16 per diluted share debt extinguishment charge in the fourth quarter of 2016.

2016 Outlook

The estimates and assumptions presented below are forward looking and are based on the company’s future view of the industrial and office real estate markets and of general economic conditions, as well as other risks outlined below under the caption “Forward-Looking Statements.”  There can be no assurance that the company’s actual results will not differ materially from the estimates set forth below.  The company assumes no obligation to update this guidance in the future.

	Current Outlook	Previously Issued Outlook
Net income, per diluted share(1)	$2.52 - $2.54	$2.60 - $2.70
Depreciation and amortization of unconsolidated joint ventures	0.07 – 0.08	0.04 – 0.07
Depreciation and amortization	1.35 – 1.35	1.29 – 1.32
Gain on property dispositions(2)	(1.60) – (1.58)	(1.66) – (1.70)
Noncontrolling interest share of addbacks	0.02 – (0.01)	0.03 – 0.01
FFO, per diluted share(1)	$2.36 - $2.38	$2.30 - $2.40

(1) The company’s outlook includes a charge relating to the early extinguishment of indebtedness of approximately $0.18 per diluted share to be incurred in the third and fourth quarters of 2016.

(2) Includes equity share of gain on disposition of unconsolidated joint ventures.

About the Company

Liberty Property Trust (NYSE:LPT) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 96 million square foot portfolio includes 566 properties which provide office, distribution and light manufacturing facilities to 1,200 tenants.

Additional information about the company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.

Liberty will host a conference call during which management will discuss third quarter results, on Tuesday, October 25, 2016, at 1 p.m. Eastern Time.  To access the conference call, please dial 855-277-7530. The passcode needed for access is 70954672. A replay of the call will be available until November

25, 2016, by dialing 1-855-859-2056 using the same passcode as above. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com.

Forward-Looking Statements

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law.  These forward-looking statements include statements relating to, among others things, completion of the disposition and financing transactions described in this press release, our future dividend policy, achievement of strategic targets, expectations for our operating results, business and financial condition, business and our growth prospects, as well as statements that are generally accompanied by words such as “believes,” “anticipates,” “expects,” “estimates,” “should,” “seeks,” “intends,” “proposed,” “projected,” “planned,” “outlook,” “remain confident,” and “goal” or similar expressions. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results.  These risks, uncertainties and other factors include, without limitation, uncertainties affecting real estate business generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to the integration of the operations of entities that we have acquired or may acquire, risks relating to our plans for disposing of certain properties, risks relating to financing arrangements and sales of securities, possible environmental liabilities, risks relating to leverage and debt service (including availability of financing terms acceptable to the company and sensitivity of the company’s operations and financing arrangements to fluctuations in interest rates), dependence on the primary markets in which the company’s properties are located, the existence of complex regulations relating to status as a REIT and the adverse consequences of the failure to qualify as a REIT, risks relating to litigation, including without limitation litigation involving entities that we have a acquired or may acquire, and the potential adverse impact of market interest rates on the market price for the company’s securities, and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission.  The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

# # #

 Liberty Property Trust

 Statement of Operations

September 30, 2016

 (Unaudited and in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015

Operating Revenue
Rental	$140,697	$145,009	$418,896	$440,962
Operating expense reimbursement	50,160	53,963	148,757	168,430
Total operating revenue	190,857	198,972	567,653	609,392

Operating Expenses
Rental property	26,496	31,454	79,752	98,973
Real estate taxes	25,968	25,953	76,490	78,579
General and administrative	16,151	15,573	52,770	51,428
Depreciation and amortization	46,920	55,718	154,543	171,347
Impairment - real estate assets	—	—	—	17,118
Total operating expenses	115,535	128,698	363,555	417,445

Operating Income	75,322	70,274	204,098	191,947

Other Income/Expense
Interest and other income	3,153	4,959	12,743	17,911
Loss on debt extinguishment	(3,494)	—	(3,494)	—
Interest expense	(29,528)	(33,559)	(91,071)	(103,295)
Total other income/expense	(29,869)	(28,600)	(81,822)	(85,384)

Income before gain on property dispositions, income taxes, noncontrolling interest and equity in earnings (loss) of unconsolidated joint ventures	45,453	41,674	122,276	106,563
Gain on property dispositions	1,318	53,467	25,671	57,330
Income taxes	(80)	(599)	(1,633)	(2,613)
Equity in earnings (loss) of unconsolidated joint ventures	9,043	(847)	19,540	805

Net Income	55,734	93,695	165,854	162,085
Noncontrolling interest - operating partnerships	(1,424)	(2,306)	(4,250)	(4,117)
Noncontrolling interest - consolidated joint ventures	(57)	(58)	(170)	(171)
Net Income available to common shareholders	$54,253	$91,331	$161,434	$157,797

Net income	$55,734	$93,695	$165,854	$162,085
Other comprehensive loss - foreign currency translation	(4,407)	(7,970)	(23,003)	(6,229)
Other comprehensive gain (loss) - derivative instruments	663	(1,220)	(1,132)	(1,539)
Comprehensive income	51,990	84,505	141,719	154,317
Less: comprehensive income attributable to noncontrolling interest	(1,393)	(2,148)	(3,851)	(4,105)
Comprehensive income attributable to common shareholders	$50,597	$82,357	$137,868	$150,212

Basic income per common share	$0.37	$0.61	$1.10	$1.06

Diluted income per common share	$0.37	$0.61	$1.10	$1.06

Weighted average shares
Basic	146,215	148,582	146,121	148,594
Diluted	147,107	149,176	146,788	149,220

 Liberty Property Trust

 Statement of Funds From Operations

September 30, 2016

(Unaudited and in thousands, except per share amounts)

	Quarter Ended				Nine Months Ended
	September 30, 2016		September 30, 2015		September 30, 2016		September 30, 2015
		Per		Per		Per		Per
		Weighted		Weighted		Weighted		Weighted
		Average		Average		Average		Average
	Dollars	Share	Dollars	Share	Dollars	Share	Dollars	Share
Reconciliation of net income available to common shareholders to NAREIT FFO available to common shareholders - basic:
Basic - income available to common shareholders	$54,253	$0.37	$91,331	$0.61	$161,434	$1.10	$157,797	$1.06

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,768		2,881		8,706		8,891
Depreciation and amortization	46,577		55,322		153,471		170,100
Gain on property dispositions / impairment - real estate assets of unconsolidated joint ventures	(4,994)		3,885		(6,987)		11,316
Gain on property dispositions / impairment - real estate assets	(1,318)		(53,467)		(25,671)		(40,212)
Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions / impairment - real estate assets	(1,035)		(202)		(3,052)		(3,478)
NAREIT Funds from operations available to common shareholders - basic	$97,251	$0.67	$99,750	$0.67	$287,901	$1.97	$304,414	$2.05

Reconciliation of net income available to common shareholders to NAREIT FFO available to common shareholders - diluted:
Diluted - income available to common shareholders	$54,253	$0.37	$91,331	$0.61	$161,434	$1.10	$157,797	$1.06

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	3,768		2,881		8,706		8,891
Depreciation and amortization	46,577		55,322		153,471		170,100
Gain on property dispositions / impairment - real estate assets of unconsolidated joint ventures	(4,994)		3,885		(6,987)		11,316
Gain on property dispositions / impairment - real estate assets	(1,318)		(53,467)		(25,671)		(40,212)
Noncontrolling interest excluding preferred unit distributions	1,306		2,188		3,896		3,763
NAREIT Funds from operations available to common shareholders - diluted	$99,592	$0.66	$102,140	$0.67	$294,849	$1.96	$311,655	$2.04

Reconciliation of weighted average shares:
Weighted average common shares - all basic calculations	146,215		148,582		146,121		148,594
Dilutive shares for long term compensation plans	892		594		667		626
Diluted shares for net income calculations	147,107		149,176		146,788		149,220
Weighted average common units	3,536		3,539		3,538		3,540
Diluted shares for NAREIT Funds from operations calculations	150,643		152,715		150,326		152,760

The Company believes that the calculation of NAREIT Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from dispositions of depreciable property.  As a result, year over year comparison of NAREIT Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income.  In addition, management believes that NAREIT Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REITs since NAREIT Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT.  NAREIT Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. NAREIT Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. NAREIT Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

Liberty Property Trust

Balance Sheet

September 30, 2016

(Unaudited and in thousands, except share and unit amounts)

	September 30, 2016	December 31, 2015
Assets
Real estate:
Land and land improvements	$1,009,941	$1,184,927
Building and improvements	4,409,422	5,131,648
Less: accumulated depreciation	(917,201)	(1,148,928)

Operating real estate	4,502,162	5,167,647

Development in progress	427,686	360,948
Land held for development	325,444	336,967

Net real estate	5,255,292	5,865,562

Cash and cash equivalents	42,290	35,353
Restricted cash	5,661	9,018
Accounts receivable	13,983	14,343
Deferred rent receivable	106,864	118,787
Deferred financing and leasing costs, net of accumulated amortization (2016, $153,022; 2015, $175,798)	153,593	192,109
Investments in and advances to unconsolidated joint ventures	236,800	218,454
Assets held for sale	786,272	4,954
Prepaid expenses and other assets	122,167	99,049

Total assets	$6,722,922	$6,557,629

Liabilities
Mortgage loans, net	$281,384	$307,908
Unsecured notes, net	2,675,644	2,580,108
Credit facility	420,000	259,000
Accounts payable	76,599	51,382
Accrued interest	38,954	26,154
Dividend and distributions payable	71,378	71,787
Other liabilities	204,031	243,806
Liabilities held for sale	25,416	—
Total liabilities	3,793,406	3,540,145

Noncontrolling interest - operating partnership - 301,483 preferred units outstanding as of September 30, 2016 and December 31, 2015	7,537	7,537

Equity
Shareholders’ equity
Common shares of beneficial interest, $.001 par value, 283,987,000 shares authorized, 146,981,465 and 147,577,984 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	147	148
Additional paid-in capital	3,654,652	3,669,627
Accumulated other comprehensive loss	(41,459)	(17,893)
Distributions in excess of net income	(746,530)	(698,954)
Total shareholders’ equity	2,866,810	2,952,928

Noncontrolling interest - operating partnership 3,530,031 and 3,539,075 common units outstanding as of September 30, 2016 and December 31, 2015, respectively	51,250	53,100
Noncontrolling interest - consolidated joint ventures	3,919	3,919

Total equity	2,921,979	3,009,947

Total liabilities, noncontrolling interest - operating partnership and equity	$6,722,922	$6,557,629